Exhibit 10.6

MEMORANDUM OF AGREEMENT

This AGREEMENT (herein AAGREEMENT@) is entered into this 10th day of February 2008, between Nilam Resources Inc. (ANILAM@ or Athe corporation@), and MRC1 Explorations of Lima, Peru. (“MRC1”).

WHEREAS, Nilam has entered into an Letter of Intent with MRC1 to purchase the concessions comprising the Pattivilca Mine (collectively “Pattivilca”).

WHEREAS, Nilam has completed its due diligence examination and is currently working with MRC1 to draft a Purchase Agreement for Pattivilca under the terms stated in the Letter of Intent.

WHEREAS, Nilam and MRC1 have agreed to execute a Purchase Agreement no later than April 1, 2008

WHEREAS, Nilam shall pay $10,000 to secure the purchase of Pattivilca. That sum shall be applied to the purchase price at closing.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

Nilam shall pay $10,000 to MRC1 to secure the purchase of Pattivilca. That sum shall be applied to the purchase price at closing. The closing shall be no later than April 1, 2008 unless otherwise agreed to by the parties.

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT and RELEASE in duplicate originals as of the date first set forth above.

   /s/ Elmer Moises Rosales

Elmer Moises Rosales
MCR1 Exploration

   /s/ Len DeMelt

Len De Melt, Director
Nilam Resources, Inc.